                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            HON INDUSTRIES INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

HON INDUSTRIES Inc.
414 EAST THIRD STREET - P.O. BOX 1109
MUSCATINE, IA 52761-7109
319/264-7400



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



The 1998 Annual Meeting of Shareholders of HON INDUSTRIES Inc. (the "Company") will be held at the Holiday Inn, Highways 61 and 38 North, Muscatine, Iowa, on Tuesday, May 12, 1998, beginning at 10:30 a.m., in order:

     1.  To elect four Directors, each for a term of three years.

     2. To amend the Articles of Incorporation to increase the authorized shares of the Company's Common Stock from 100,000,000 to 200,000,000.

     3. To transact any other business that may properly be brought before the meeting or any adjournment thereof.

The holders of record as of the close of business on March 13, 1998, of the Company's Common Stock, par value $1.00 per share, are entitled to vote at the meeting.

You are encouraged to attend the meeting. We want to keep you informed of the Company's activities and progress.

By Order of the Board of Directors,


/s/ James I. Johnson
---------------------------------------------
James I. Johnson
Vice President, General Counsel and Secretary
March 27, 1998


PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                              HON INDUSTRIES Inc.
                             414 East Third Street
                             Muscatine, Iowa 52761

                                                                  March 27, 1998



                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 12, 1998


This Proxy Statement is furnished by and on behalf of the Board of Directors of HON INDUSTRIES Inc. (the "Company" or "HON INDUSTRIES") in connection with the solicitation of proxies for use at the annual meeting of shareholders of the Company to be held on May 12, 1998, at the Holiday Inn in Muscatine, Iowa, and at any adjournment or postponement thereof (the "Annual Meeting").

There were 30,826,307 shares of the Company's common stock, par value $1.00 per share, (the "Common Stock") outstanding (the "Outstanding Shares") as of the close of business on March 13, 1998 ("Record Date"). The outstanding share number does not reflect the Company's recently announced 2-for-1 stock split (to be effected by a stock dividend) because the stock split was not effective until after the Record Date. Share amounts set forth herein do not, therefore, reflect the stock split unless otherwise indicated. Shareholders shall be entitled to cast one vote per share for election of Directors and one vote per share on all other matters.

This Proxy Statement and the enclosed proxy card will be first mailed on or about March 27, 1998, to the holders of shares on the Record Date (the "Shareholders" or, individually, "Shareholder").

A Shareholder who gives a proxy may revoke it at any time prior to its exercise by filing with the Secretary a written revocation or a duly executed proxy bearing a later date. The proxy will be suspended if the Shareholder attends the meeting and elects to vote in person. Proxies that are signed but unmarked will be voted as recommended by the Board of Directors.

The Company will treat abstentions and broker non-votes as present at the Annual Meeting solely for purposes of determining whether or not a quorum exists. Such non-votes will not be considered to be voting on the matters to which they pertain and, thus, will not be counted in determining whether the election of Directors or the amendment to the Articles of Incorporation to increase the authorized shares of Common Stock from 100,000,000 to 200,000,000 have been approved by the requisite vote of Shareholders.

Except as described below, the affirmative vote of the holders of two-thirds of the total Outstanding Shares entitled to vote is required to adopt any motion or resolution or to take any action at any meeting of Shareholders. The affirmative vote of the holders of a majority of the total Outstanding Shares entitled to vote is required and will be sufficient to take any of the following actions submitted to a vote of Shareholders: (1) any amendment to the Company's Articles of Incorporation which has been approved or recommended by the Board of Directors, other than certain such amendments that would amend, limit or conflict with certain provisions governing shareholder voting requirements and the Company's Board of Directors (including removal and election); (2) the election of a class of Directors at any annual meeting of shareholders if (a) at the annual meeting of shareholders in the third preceding year, an election of such class was held but no Director of such class was elected because no candidate received the requisite two-thirds vote, and (b) the term of such class of Directors was extended for an additional term of three years; and (3) any other motion, resolution or action which has been approved or recommended by the Board of Directors of the Company (other than any such motion, resolution or action regarding (a) the election or removal of Directors, (b) amendment of certain portions of the Articles of Incorporation, (c) any Corporate Combination (as defined in the Company's Articles of Incorporation), (d) any partial or complete liquidation of the Company, (e) any liquidating dividend or distribution, or (f) any dissolution of the Company).

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

At the Annual Meeting of Shareholders, four Directors are to be elected to hold office each for a term of three years and until their successors are elected and shall qualify. The Board of Directors recommends the election of the four nominees listed below. The named proxies intend to vote for the election of the four nominees. If, at the time of the meeting, any of such nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute or substitutes, unless otherwise directed. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Set forth below is certain information furnished to the Company by each nominee and each Director continuing in office after the Annual Meeting.


                             NOMINEES FOR ELECTION


                                                                                                    Common Stock
                                                                                                As of March 13, 1998
                                                                                                --------------------
                                                                                                Amount and
                    Principal Occupation and Business                               Nominated    Nature of    Percent
                    Experience During the Past Five                      Director    For Term   Beneficial       of
Nominees            Years                                     Age         Since      Expiring    Ownership     Class
Jack D.             Chairman of the Board, since 1996,         60          1990          2001       85,337       *
Michaels (1)        Chief Executive Officer, since 1991,
                    President since 1990, HON INDUSTRIES
                    Inc.

W. August           President and Chief Executive Officer,     57          ----          2001         -0-       -0-
Hillenbrand (2)     since 1989, and Director, since 1972,
                    Hillenbrand Industries, Inc. (marketer
                    and manufacturer of health care,
                    funeral service, and high security
                    products, services, and support
                    programs).

Moe S. Nozari       Group Vice President, Consumer and         55          ----          2001         -0-       -0-
                    Office Markets Group, since 1996;
                    Division Vice President, Consumer
                    Markets, 1993-1996, 3M (marketer and
                    manufacturer of consumer, industrial,
                    and life science products).

Frank S. Ptak       Vice Chairman, since 1996, Executive       54          ----          2001         500        *
                    Vice President - Global Automotive and
                    Industrial Components,  1992-1996,
                    Illinois Tool Works Inc. (highly
                    engineered products and systems).

                                      INCUMBENT DIRECTORS

                                                                                                    Common Stock
                                                                                               As of March  13, 1998
                                                                                             -------------------------
                                                                                             Amount and
                  Principal Occupation and Business                                           Nature of        Percent
Continuing        Experience During the Past Five                   Director      Term       Beneficial           of
Directors         Years                                      Age      Since     Expires       Ownership         Class
Robert L.         President, since 1953, Robert L. Katz       72      1995        1999           4,144            *
Katz (3)          and Associates (consultants on corporate
                  strategy); President, since 1975, Cal
                  Tex Investment Management Co. (venture
                  capital firm).

Celeste C.        Adviser/Consultant, since 1997; Managing    55      1993        1999           2,807            *
Michalski         Director, Finance,  1996-1997, Vice
                  President-Collections - Residence and
                  Business, 1995-1996, and Managing
                  Director, Productivity and Process
                  Improvement, 1995, Telecommunications
                  Group, NYNEX (telecommunications,
                  directory publishing, and information
                  delivery services); and Assistant
                  Comptroller, 1994-1995, NYNEX;
                  Comptroller, 1993-1994, New York
                  Telephone, (largest operating company of
                  NYNEX).

Richard H.        Vice Chairman, since 1979, HON              65      1964        1999       1,851,275(4)(5)    6.01%
Stanley(6)        INDUSTRIES Inc.; President, since 1986,
                  SC Companies, Inc. (private holding
                  company with subsidiaries offering
                  engineering, environmental, and
                  design-build services); Chairman,
                  since 1984, Stanley Consultants, Inc.
                  (international consultants engineering,
                  architecture, planning, and management).

Robert W.         Counsel, Baker & McKenzie (an               60      1994        2000           2,575            *
Cox (7)           international law firm); Chairman of the
                  Policy Committee, 1992-1994, Managing
                  Partner and Chairman of the Executive
                  Committee and the Strategic Planning
                  Committee, 1984-1992, Baker & McKenzie.

Stanley M.        Chairman Emeritus, since 1996, Chairman,    74      1958        2000       1,738,001(4)(8)    5.64%
Howe              1984-1996, President, 1964-1990, Chief
                  Executive Officer, 1979-1991, HON
                  INDUSTRIES Inc.

                                                                                               Common Stock
                                                                                           As of March 13, 1998
                                                                                          -----------------------
                                                                                          Amount and
                  Principal Occupation and Business                                        Nature of      Percent
Continuing        Experience During the Past Five                   Director    Term      Beneficial         of
Directors         Years                                      Age      Since    Expires     Ownership       Class
Lorne R.          Retired Executive Vice President,           64       1994      2000        4,676           *
Waxlax (9)        Diversified Group of The Gillette
                  Company (marketer and manufacturer of
                  personal care and use products).
                  Director of various corporations.

W. James          Chairman, since 1996, Chief Executive       55       1988      1998        1,395           *
Farrell (10)      Officer and Director, since 1995,
                  President, 1994-1995, Illinois Tool
                  Works Inc. (highly engineered products
                  and systems); Executive Vice President
                  and President, 1983-1994, Specialty
                  Mechanical and Finishing Systems Group,
                  Illinois Tool Works Inc.

Michael S.        Senior Vice President,  Engineering,        60       1980      1998        6,903           *
Plunkett (11)     Technology and Human Resources,
                  1986-1997, and Director, 1986-1993,
                  Deere & Company (mobile power machinery).


Herman J.         Retired Vice Chairman of Mobil Oil          81       1980      1998        3,672           *
Schmidt (12)      Corporation.  Director of various
                  corporations.

-------------------
*  Less than 1 percent.


Notes

(1) Mr. Michaels is also a director of Huffy Corporation, which has a class of securities registered with the Securities and Exchange Commission.

(2) Mr. Hillenbrand is also a director of DPL Inc., which is the parent company of The Dayton Power and Light Company, and has a class of securities registered with the Securities and Exchange Commission.

(3) Dr. Katz is also a director of Newell Co., which has a class of securities registered with the Securities and Exchange Commission. See "Certain Relationships and Related Transactions" on page 8.

(4) Figures include shares held by or for the benefit of certain family members of Mr. Howe, 338,851 and Mr. Stanley, 92,736. Each Director disclaims "beneficial ownership" of such respective shares.

(5) Includes 8,072 shares beneficially and indirectly owned by Mr. Stanley as co-trustee of the C. Maxwell Stanley and Elizabeth M. Stanley Real Estate Trust. Also includes 1,250,552 shares owned by The Stanley Foundation, 13,088 shares owned by E & M Charities, and 371,000 shares owned by the Holthues Trust. Mr. Stanley is Chairman, President and a director of The Stanley Foundation, a director of E & M Charities, and President and a director of the Holthues Trust and, as such, shares voting and dispositive powers as to shares held by such entities, of which he disclaims "beneficial ownership."

(6) Mr. Stanley also serves as a Director of Dover Resources, Inc., a subsidiary of Dover Corporation, a diversified manufacturer of industrial products.

(7) Mr. Cox is also a director of Carey International, Inc., which has a class of securities registered with the Securities and Exchange Commission.

(8) Includes 197,316 shares owned by The Howe Foundation. Mr. Howe is President of The Howe Foundation and, as such, shares voting and dispositive powers as to shares held by such entity. Also includes 95,819 shares owned by the Charitable Lead Trust for the Benefit of Iowa State University. Mr. Howe is Trustee of the trust and has sole voting and dispositive powers as to shares held by such entity. Mr. Howe disclaims "beneficial ownership" of such shares held by the Foundation and the Trust.

(9) Mr. Waxlax is also a director of Clean Harbors Inc., Quaker State Corporation, BJ's Wholesale Club Inc., and Homebase Inc., each of which has a class of securities registered with the Securities and Exchange Commission.

(10) Mr. Farrell is also a director of Morton International, Inc., Premark International, Inc., and The Quaker Oats Company, each of which has a class of securities registered with the Securities and Exchange Commission. Mr. Farrell is not standing for re-election as a Director of the Company.

(11) Mr. Plunkett is also a director of Bank One, Quad Cities, NA, which has a class of securities registered with the Securities and Exchange Commission. Mr. Plunkett is not standing for re-election as a Director of the Company.

(12) Mr. Schmidt is also a director of H.J. Heinz Co., which has a class of securities registered with the Securities and Exchange Commission. Mr. Schmidt is not standing for re-election as a Director of the Company.

Beneficial Owners of Common Stock

The following table sets forth information known as of March 13, 1998, with respect to any person who is known to the Company to be the beneficial owner of more than 5 percent of the Company's Common Stock. The table also includes any non-Director executive officers included in the Summary Compensation Table. For information regarding Director stock ownership, see "Election of Directors."

Name and Address of                         Amount and Nature of        Percent
Beneficial Owner                            Beneficial Ownership        of Class

State Farm Insurance Companies                   3,683,200              11.95%
One State Farm Plaza
Bloomington, Illinois 61701

Stanley M. Howe                                  1,738,001(1)            5.64%
1124 Oakland Drive
Muscatine, Iowa 52761

Terrence L. and Loretta B. Mealy                 1,712,504               5.56%
301 East Second Street
Muscatine, Iowa 52761

George J. Koenigsaecker III                         42,364                *

David C. Stuebe                                      2,950                *

Thomas K. Miller                                     6,389                *

David W. Strohl                                      1,039                *

All Directors and Officers as a Group            2,029,102(2)            6.58%

-------------------
* Less than 1 percent.

Notes

(1)  See Note (4) on page 4 and Note (8) on page 5.

(2) After elimination of duplication caused by shared voting or dispositive powers of certain stock listed in the above table. Includes shares held by or for the benefit of certain family members of Mr. Stanley, as to which he disclaims "beneficial ownership." See Note (4) on page 4.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock, and to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other Forms 5 were required, during the fiscal year ended January 3, 1998, all Section 16(a) filing requirements applicable to its officers, Directors, and greater than 10 percent beneficial owners were complied with, except Mr. Howe inadvertently failed to timely file one report on Form 4 for July 1997 covering one transaction in Company securities.

Board Meetings, Committees, and Fees

The Board of Directors held four regular meetings, one special meeting and four telephone meetings during the last fiscal year. The Board has three standing committees which deal with audit matters, compensation, and corporate governance, including nominations to the Board. Each Director has attended at least 75 percent of all committee and Board meetings.

The Audit Committee consists of Celeste C. Michalski and Michael S. Plunkett. It met four times during the last fiscal year. The Committee recommends selection of independent auditors and verifies auditors' performance, fees, and audit plans. The Committee also reviews the annual financial statements, the auditors' management letter with both outside auditors and management, the annual pension and profit-sharing audits, nonaudit services provided by outside auditors, the Company's insurance coverage and any other financial matters as directed by the Board.

The Human Resources and Compensation Committee is comprised of Lorne R. Waxlax,
W. James Farrell, and Richard H. Stanley. It met four times during the last fiscal year. The Committee reviews executive compensation, benefit programs for all employees, management's recommendations on election of officers and human resources development.

The Public Policy and Corporate Governance Committee is comprised of Robert L. Katz, Robert W. Cox, and Herman J. Schmidt. It met four times during the last fiscal year. The Committee monitors social accountability, recommends changes in Board size, oversees committee jurisdiction and assignments and proposes nominees for election to the Board of Directors. The Committee will consider candidates for Board membership recommended in writing by shareholders by the deadline for shareholder proposals. See "Deadline For Shareholder Proposals For 1999 Annual Meeting."

Each non-employee Director receives an annual retainer of $20,000. From May 13, 1997 to May 11, 1998, non-employee Directors were required to receive 10 percent of their annual retainers in the form of shares of Common Stock of the Company, and, under the 1997 Equity Plan for Non-Employee Directors of HON INDUSTRIES Inc. (the "Director Plan"), were permitted to elect to receive up to 100 percent of their remaining retainers (and any additional fees received for service as non-employee Directors, all as described below) in stock. Beginning May 12, 1998, Directors will no longer be required to receive any portion of their annual retainers in the form of shares of Common Stock. However, the Company continues to encourage Directors to acquire and hold Common Stock. Directors can acquire Common Stock in several ways. Under the Director Plan, Directors are entitled to receive up to 100 percent of their retainers and other fees in the form of shares of Common Stock. In addition, each non-employee Director is eligible to receive awards of options to purchase Common Stock of the Company, restricted stock or common stock grants, or any combination thereof, or such amounts as the Board of Directors may authorize under the Director Plan. In 1997, each non-employee Director was granted 300 shares of Common Stock of the Company under the Director Plan. All shares of Common Stock issued in lieu of cash retainer amounts or other Directors' fees (as described below) have heretofore been issued pursuant to the Company's amended and restated 1995 Stock-Based Compensation Plan (the "Restated Stock-Based Compensation Plan") or the Director Plan. Each Director also receives $1,000 for each regular or special Board meeting, $1,000 for each special committee meeting, and $500 for each regular meeting of a committee of which the Director is a member. Directors also receive an additional $1,000 for each meeting attended if they are required to travel six hours or more on a round-trip basis. Each Director receives a $500 fee for each Board or committee meeting held by telephone conference or meetings attended at the request of the Chairman of the Board. Directors are also paid travel and related expenses for meetings attended. Directors who are employees of the Corporation do not receive additional compensation for service on the Board of Directors.

Certain Relationships and Related Transactions

On November 15, 1995, Robert L. Katz and Associates, of which Dr. Katz is President, entered into a one-year agreement with the Company to provide certain consulting services for $5,000 per month. The agreement also provides for reimbursement of travel expenses and other reasonable out-of-pocket costs incurred on the Company's behalf and is automatically renewed each year unless notice of cancellation is given no later than 90 days prior to the end of the one-year term. The agreement has been renewed for 1998. In 1997, the Company paid Robert L. Katz and Associates a total consulting fee of $60,000, plus $10,459 of expense reimbursement, for services rendered.

In 1997, the Company purchased real estate adjacent to its existing facilities from several real estate owners in connection with the Company's warehouse expansion project in Muscatine, Iowa. Included in this real estate were several parcels owned by The Terrence L. Mealy and Loretta B. Mealy Charitable Remainder Trust (the "Trust"). Mr. and Mrs. Mealy are trustees of the Trust and are beneficial owners of approximately 5.56% of the outstanding Common Stock of the Company. Mr. and Mrs. Mealy had owned these parcels for many years. Approximately $297,600 was paid to the Trust in a negotiated arms-length transaction for the parcels of real estate.

Required Vote

Approval of the election of the above nominees as Directors requires the affirmative vote of the holders of two-thirds of the total Outstanding Shares entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                            EXECUTIVE COMPENSATION

The following table sets forth the compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company (determined by reference to 1997) for the years indicated:

                          Summary Compensation Table

                                                Annual                                        Long-Term
                                             Compensation                                   Compensation
                                             -------------                                  ------------
                                                                                     Awards              Payouts
                                                                                     ------              -------
                                                                  Other                     Securities
                                                                  Annual     Restricted     Underlying                  All Other
       Name and                                                  Compen-       Stock         Options/       LTIP         Compen-
       Principal          Fiscal      Salary/1/    Bonus/2/     sation/3/    Awards/4/      SARs/5/      Payouts/6/     sation/7/
       Position            Year          ($)         ($)           ($)          ($)            (#)          ($)            ($)
Jack D. Michaels           1997        471,667      490,196      16,836                       22,500      465,283        234,368
Chairman, President and    1996        448,333      460,000      10,852                                   152,684        135,879
Chief Executive Officer    1995        413,333      128,000      17,364                                   283,592         94,240

George J.                  1997        293,333      255,128      13,347                       15,000      323,309        106,876
Koenigsaecker III          1996        258,611      210,000       7,846                                                   58,708
President, The HON         1995        235,405       69,000       8,452                                                   51,163
 Company

David C. Stuebe            1997        227,333      174,030      10,632                        7,500                      82,639
Vice President and         1996        216,667      165,000      10,430                                                   38,692
Chief Financial Officer    1995        206,668      100,000                                                                  900

Thomas K. Miller           1997        152,333       71,572      15,248                        3,500                      39,628
Vice President,            1996        149,766       66,000      11,064                                                   34,161
Marketing and              1995        144,135       22,000       4,026                                    82,051         13,838
International

David W. Strohl            1997        144,000       69,679      10,493                        3,500                      33,751
Vice President,            1996        135,333       62,000       8,742                                                   19,572
Technical Development      1995        122,467       19,000       8,461                                                   16,915

--------------------
Notes

/1/ These figures and others on this Table include amounts deferred, if any, in respect of fiscal 1997, 1996, and 1995 compensation but do not include any interest that may have accrued on any deferred compensation under the Company's Salary Deferral Plan. The Plan permits an executive to elect to defer any combination of salary, bonus, or LTIP income. The Plan provides for interest to be paid on any deferred amounts at an annual rate, compounded quarterly, equal to one percent above the prime rate of The Northern Trust Company, Chicago, Illinois, effective as of the first business day of the year.

/2/ The figures for bonuses reflect the awards of executive bonuses for the relevant fiscal years under the Company's Executive Bonus Plan. The executive bonuses are payable in February following the fiscal year for which they are earned, subject generally to a participant's continued employment with the Company at the time of payment. Mr. Stuebe became employed by the Company in fiscal 1994. The amounts included for Mr. Stuebe reflect an executive bonus payment of $100,000 for fiscal 1995 that the Company agreed to pay in connection with his acceptance of employment.

/3/ The figures in this column reflect cash profit-sharing payments; interest on LTIP Payouts; and relocation expenses. In the 1997, 1996, and 1995 fiscal years, the Company made the following payments under the Cash Profit-Sharing Plan: Mr. Michaels - $10,632; $8,880; $8,572; Mr. Koenigsaecker - $9,080; $7,846; $8,452;
Mr. Stuebe - $10,632; $8,880; $-0-; Mr. Miller - $10,632; $8,880; $4,026; and
Mr. Strohl - $10,493; $8,742; $8,461. The Company's Cash Profit-Sharing Plan is generally applicable to all members. Cash profit-sharing is earned on a non-fiscal year cycle. Interest payments for fiscal years 1997, 1996, and 1995 on LTIP Payouts to Mr. Michaels were $6,204; $1,972; and $8,792, respectively; in fiscal years 1997 and 1996, interest payments on LTIP Payouts to Mr. Miller were $4,616 and $2,184, respectively; and in fiscal year 1997, interest payments on LTIP Payouts to Mr. Koenigsaecker were $4,267. The Company made taxable relocation expense reimbursements of $1,550 and $-0- in the 1996 and 1995 fiscal years for Mr. Stuebe.

/4/ In the 1995 fiscal year, Mr. Koenigsaecker received $225 in lieu of, but in rate and amount equal to, dividends on the unvested portion of his 1992 restricted stock award, the final portion of which vested in the 1995 fiscal year. No restricted stock awards to any executive officer are currently outstanding.

/5/ These numbers represent options for shares of the Common Stock of the Company granted pursuant to the Company's Restated Stock-Based Compensation Plan. See the next table labeled "Option/SAR Grants in Last Fiscal Year."

/6/ These payouts vested in the designated fiscal periods. The 1997 LTIP Payout for Mr. Michaels represents cumulative appreciation over a five-year period starting January 1, 1993 on 300,000 units of permanent capital of HON INDUSTRIES Inc. and, at the discretion of the Board of Directors, has been wholly paid in fiscal 1998. The appreciation consisted of $62,880 in 1993, $84,442 in 1994, $73,495 in 1995, $113,746 in 1996 and $130,720 in 1997. See discussion of
Executive Long-Term Incentive Compensation Plan on page 15 hereof.

/7/ Included are Company contributions to the HON Members Company Ownership Plan and the HON INDUSTRIES Inc. Profit-Sharing Retirement Plan, as well as the dollar value of Company-paid life insurance under the HON INDUSTRIES Inc. Flexible Benefits Plan, all of which are generally applicable to all members. The amounts paid under the HON Members Company Ownership Plan in the 1997, 1996, and 1995 fiscal years were as follows: Mr. Michaels - $3,211; $2,976; $3,003; Mr. Koenigsaecker - $3,211; $2,976; $3,003; Mr. Stuebe - $3,211; $2,976; $-0-;
Mr. Miller - $3,211; $2,976; $3,003; and Mr. Strohl - $3,211; $2,976; $3,003.
The amounts paid under the HON INDUSTRIES Inc. Profit-Sharing Retirement Plan in the 1997, 1996, and 1995 fiscal years were as follows: Mr. Michaels - $13,634; $12,328; $11,645; Mr. Koenigsaecker - $12,541; $11,138; $11,331; Mr. Stuebe -
$13,634; $12,328; $-0-; Mr. Miller - $13,634; $11,001; $7,192; and Mr. Strohl -
$13,634; $12,328; $11,645. The dollar value of Company-paid life insurance under the HON INDUSTRIES Inc. Flexible Benefits Plan in the 1997, 1996, and 1995 fiscal years were as follows: Mr. Michaels - $1,404; $900; $900; Mr. Koenigsaecker - $884; $576; $576; Mr. Stuebe - $900; $900; $900; Mr. Miller -
$900; $792; $884; and Mr. Strohl - $524; $438; $380. This column also includes amounts equal to the value of Company Common Stock paid in respect of the 1997, 1996, and 1995 fiscal years under the Company's ERISA Supplemental Retirement Plan, as follows: Mr. Michaels - $216,119; $119,675; $78,692; Mr.
Koenigsaecker - $90,240; $44,018; $36,253; Mr. Stuebe - $64,894; $22,488; $-0-;
Mr. Miller - $21,883; $19,392; $2,759; and Mr. Strohl - $16,382; $3,830; $1,887.
Under this Plan, certain executives receive certain benefits in the form of Company Common Stock equal in value to benefits they would have received under certain Company ERISA plans and the Company's Cash Profit-Sharing Plan but for a $150,000 earnings cap for years prior to 1997 and a $160,000 earnings cap for 1997. The number of shares of Company Common Stock to be paid is determined by dividing the value of such benefits by the average of the closing prices of a share of the Company's Common Stock for each trading day of the last calendar quarter of the most recent calendar year immediately preceding the date of payment, with cash payable in lieu of any fractional share. The Common Stock is issued under the Company's Restated Stock-Based Compensation Plan, and may not be transferred while the recipient remains employed by the Company.

Stock Options

The following table contains information concerning the grant of stock options under the Company's Restated Stock-Based Compensation Plan to the Named Executive Officers for the year ended January 3, 1998, all of which are reflected in the Company's Summary Compensation Table.

                     Option/SAR Grants in Last Fiscal Year

                                                   Individual Grants
                          --------------------------------------------------------------------
                                                                                                   Potential Relizable Value At
                                                                                                       Assumed Annual Rates
                           Number of          Percent of                                            of Stock Price Appreciation
                           Securities       Total Options/                                               For Option Term/3/
                           Underlying        SARs Granted                                                ------------------
                           Option/SARs       to Employees    Exercise or Base                             5%            10%
Name                       Granted/1/(#)    in Fiscal Year  Price ($/Share)/2/  Expiration Date          ($)            ($)
----                       -------------  ----------------  ------------------  ---------------          ---            ---
Jack D. Michaels              22,500            28.8%             $49.00          May 13, 2007         $693,356      $1,757,101
George J.
  Koenigsaecker III           15,000            19.2%              49.00          May 13, 2007          462,238       1,171,401
David C. Stuebe                7,500             9.6%              49.00          May 13, 2007          231,119         585,700
Thomas K. Miller               3,500             4.5%              49.00          May 13, 2007          107,855         273,327
David W. Strohl                3,500             4.5%              49.00          May 13, 2007          107,855         273,327

_______________

/1/ The options were granted pursuant to the Company's Restated Stock-Based Compensation Plan which was approved by the Shareholders. All options granted under the Restated Stock-Based Compensation Plan in 1997 are non-qualified stock options. No stock appreciation rights were granted under the Restated Stock-Based Compensation Plan in 1997.

/2/ The average of the high and low transaction prices of a share of Common Stock on May 13, 1997, the date of grant, was $49.00 per share. The exercise price may be paid (a) in cash, or (b) in shares of Common Stock valued at fair market value on the date of delivery, or (c) by authorizing the Company to withhold shares of Common Stock which would otherwise be delivered upon exercise of the option, having a fair market value equal to the purchase price payable by reason of the exercise, or by a combination of (a), (b) or (c). The options become exercisable at the end of four years after the grant date. Upon a change in control (as defined in the Restated Stock-Based Compensation Plan), all options then outstanding become immediately exercisable in full and remain exercisable for the remaining term of the option. Those participants who terminate employment due to disability may exercise options which are vested as of the date of disability until the earlier of the expiration date of the option or the first anniversary of the date of disability. The representative of participants whose employment is terminated due to death may exercise options which are vested as of the date of death until the earlier of the expiration date of the option or the first anniversary of the date of death. Those participants who terminate employment due to retirement may exercise options which are vested as of the date of retirement until the earlier of the expiration of the option, or, the third anniversary of the date of retirement. Those participants who terminate employment for any other reason (except termination "for cause" in which case no additional exercise period is provided) may exercise options which are vested as the date of termination until the earlier of the expiration of the option or the end of the thirtieth day following the date of termination. Except as set forth above, all options terminate upon termination of employment.

/3/ Calculated on option terms of ten years beginning May 13, 1997, through May 13, 2007, with annual compounding. The dollar amounts under these columns are the result of calculations at the 5 percent and 10 percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation of the Common Stock of the Company. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

Option Exercises and Holdings

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options and the unexercised options held as of January 3, 1998. None of the Named Executive Officers exercised any stock options.

                Aggregated Option Exercises in Last Fiscal Year
                     and Fiscal Year-End Option/SAR Values

                                           Number of Securities
                                    Underlying Unexercised Options/SARs             Value of Unexercised In-The-Money
                                           At Fiscal Year-End/1/                    Options/SARs At Fiscal Year-End/2/
                                                    (#)                                            ($)
                              ---------------------------------------------------------------------------------------------
            Name                   Exercisable             Unexercisable            Exercisable           Unexercisable
----------------------------  ----------------------  -----------------------  ---------------------  ---------------------
Jack D. Michaels                       -0-                     22,500                   -0-                  185,625
George J. Koenigsaecker III            -0-                     15,000                   -0-                  123,750
David C. Stuebe                        -0-                      7,500                   -0-                   61,875
Thomas K. Miller                       -0-                      3,500                   -0-                   28,875
David W. Strohl                        -0-                      3,500                   -0-                   28,875

_____________
/1/ The number of unexercised options includes non-qualified stock options granted under the Company's Restated Stock-Based Compensation Plan. No SARs were issued or outstanding as of January 3, 1998, under the Restated Stock-Based Compensation Plan.

/2/ The value of "in-the-money" options is calculated on a per share basis as the amount, by which the fair market value of a share of the underlying Common Stock represented by an option exceeds, as of January 3, 1998, the per share exercise price of the option.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and the Report of the Human Resources and Compensation Committee of the Board of Directors of the Company on Executive Compensation shall not be incorporated by reference into any such filings.

                               Performance Graph
             Comparison of Five Year Cumulative Total Return Among
        S & P 500 Index, Office Furniture Industry Group and the Company

                                 Total Return
                     Stock Price Plus Reinvested Dividends

                             [GRAPH APPEARS HERE]

                                                             S&P
                              HONI          OFIG*         500 INDEX
                             -------       -------        ---------
1992                         $100.00       $100.00         $100.00
1993                         $116.58       $140.92         $110.03
1994                         $117.34       $120.63         $111.53
1995                         $103.72       $129.06         $153.29
1996                         $147.28       $198.30         $188.37
1997                         $262.95       $302.05         $251.13

*The Office Furniture Industry Group is a composite peer index constructed by the Company and weighted by market capitalization, which includes the following companies: Herman Miller, Inc.; Kimball International, Inc.; La-Z-Boy Inc.; Shelby Williams Industries, Inc. and TAB Products Company.

The total return assumes $100 invested in the Company's Common Stock on December 31, 1992, and in each of the S & P 500 Index and Office Furniture Industry Group Stocks on December 31, 1992. It includes reinvestment of dividends and is based on the closing stock price on the last trading day of the Company's fiscal year for the Company and the last trading day of December for each corresponding year for both the S & P 500 Index and Office Furniture Industry Group.

The comparative performance of the Company's Common Stock against the indexes as depicted in this graph is dependent on the price of stock at a particular measurement point in time. Since individual stocks are more volatile than broader stock indexes, the perceived comparative performance of the Company's Common Stock may vary based on the strength or weakness of the stock price at the new measurement point used in each future proxy statement graph. For this reason, the Company does not believe that this graph should be considered as the sole indicator of Company performance.

            Report of the Human Resources and Compensation Committee
                    of the Board of Directors of the Company
                           on Executive Compensation

Overall Policy. The Company's executive compensation program is designed to be linked to Company performance. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie executive compensation to the Company's success in meeting its business goals and objectives.

The executive compensation strategy is designed to: (i) ensure the total program will be able to attract, motivate, and retain executives of the highest quality;
(ii) relate total compensation to individual executive performance and the performance of the business unit he or she manages; and (iii) provide incentives for high levels of performance.

The Company also believes executive compensation should be subject to independent review. All matters pertaining to executive compensation are submitted to the non-employee Directors of the Board for approval following review and recommendation by the Committee. The Committee is comprised of three non-employee Directors. The Committee met four times during fiscal 1997.

Operating within the framework of a statement of duties and responsibilities established by the Board of Directors, the Committee's role is to assure the
Company's: (1) compensation strategy is aligned with the long-term interest of the shareholders; (2) compensation structure is fair and reasonable; and (3) compensation reflects both Company and individual performance. In discharging its responsibilities, the Committee utilizes broad-based, comparative compensation surveys of the durable goods manufacturing industry developed by independent professional organizations. The Committee believes that these surveys provide a better basis for salary determination than surveys of the Office Furniture Industry Group in the Performance Graph which omits key Company competitors that are privately held.

In 1993, changes were made to the federal corporate income tax law that limit the ability of public companies to deduct compensation in excess of $1 million paid annually to each of the chief executive officer and the other four most highly compensated executive officers. There are exemptions from this limit, including exemptions for compensation that is based on the attainment of performance goals that are established by the Committee and approved by the Company's shareholders. It is the Committee's policy to seek to qualify executive compensation for deductibility where practicable and to the extent that such policy is consistent with the Company's overall objectives in attracting, motivating, and retaining its executives. The Committee intends that awards of stock options and stock appreciation rights ("SARs") under the Restated Stock-Based Compensation Plan will qualify for deductibility. Finally, as it deems necessary, the Committee may consider the deferral of payment of any nondeductible compensation to the chief executive officer and the other four highest paid executives until the payment of such compensation is determined to be tax deductible by the Company.

Executive Compensation Program. The Company's executive compensation program consists of the following components:

Base Salary. Base salaries are initially determined by evaluating the responsibilities of a position, the experience of a candidate, his or her prior compensation, and compensation for positions having similar scope and accountability within the Company and comparable companies. In general, the Company uses as a guide the middle range of base compensation in surveys of the durable goods manufacturing industry. While some of the companies in the peer group chosen for comparison of shareholder returns in the Performance Graph on page 13 may be included in the surveys considered by the Committee in setting executives' salaries, there is no set peer group against which those salaries are measured. Instead, the Company reviews broader-based data for the durable goods manufacturing industry and, when available, industry specific data relative to a particular position. In prior years, salary reviews have been conducted annually for executive officers by considering an executive's performance, changes in his or her responsibilities, and by reference to salary surveys for comparably situated executives with companies of similar size in the
durable goods manufacturing industry.   The Company has adopted a policy that an
executive's eligibility for an increase will not be on an annual basis, but will be reviewed on an individual basis. That review will include factors such as level of job performance, job content, current level of compensation compared to market survey data, time since last increase, equity with similar positions and market factors.

Executive Bonus Plan. For fiscal 1997, there were 70 participants in the Company's Executive Bonus Plan, as amended ("Bonus Plan"). Bonuses are normally awarded annually based upon the Company's or an operating unit's fiscal year performance. The goals of the Bonus Plan are to motivate and reward Company, business unit, and individual accomplishments. Performance criteria include achievement of annual profitability objectives by operating units and meeting personal achievement objectives established for each participant based upon the participant's position and responsibilities. The bonus award for each fiscal year for a participant is determined by the Board of Directors.

In order to earn and receive payment, the participant must be employed with the Company through the date of payment. Bonuses are awarded and paid in cash. In lieu of cash payments, executives may elect to take shares of the Company's Common Stock pursuant to the terms of the Restated Stock-Based Compensation Plan. The Bonus Plan provides that any award will be paid by March 1 of the next succeeding year.

Executive Long-Term Incentive Compensation Plan. There are currently 10 participants in the Company's Executive Long-Term Incentive Compensation Plan ("LTIP"), including operating company presidents and certain key corporate officers. Its purpose is to focus the attention of senior executives on the long-term financial performance of the Company and to strengthen the ability of the Company to attract, motivate, and retain senior executives of high caliber.

Awards made under the LTIP are in the form of rights to the appreciation, over a five-year period (unless otherwise designated by the Board of Directors) in the value of units of permanent capital of the Company and/or one of its operating companies. Appreciation is measured on a net cumulative basis over the award period. Under the LTIP, permanent capital may be defined by the Board of Directors and generally means total assets less current liabilities (excluding current portions of long-term debt and capital lease obligations). Appreciation is defined as after-tax net income exclusive of non-operating items such as gains and losses from sales of assets and sales, transfers, or redemptions of permanent capital, and certain other extraordinary and non-operating items.
Each unit of permanent capital is equal to one dollar. The size of an award is dependent upon the impact the executive has on the long-term realization of Company and/or business unit sales and profits. Maximum amounts are not specified, but are dependent upon the net cumulative appreciation or net growth in the permanent capital of the relevant business unit during the period, which is itself based on such business unit's financial and business performance and is governed by such practical limitations as the size of the market, the rigors of competition, and the business unit's manufacturing capacity. The ultimate value of an award payout, which is equal to the net cumulative appreciation, if any, on units of permanent capital, is dependent on the financial performance of the Company and/or the applicable business unit.

Rights to award payouts become vested, unless participant's employment has been terminated previously, at the end of the award period or on death, disability, retirement at age 62, or change in corporate control. Award payouts are made in cash in three equal installments over three fiscal years unless the Board of Directors approves a different payout schedule. In lieu of payments, executives may elect to receive shares of the Company's Common Stock pursuant to the terms of the Restated Stock-Based Compensation Plan.

In 1997, only one LTIP grant was made to an executive officer who is not one of the Named Executive Officers.

Restated Stock-Based Compensation Plan. The Restated Stock-Based Compensation Plan authorizes, among other things, the grant of stock options and SARs to participants, including the Company's executives. The grant of stock options and SARs is intended to further the growth, development, and financial success of the Company by providing additional incentives to key employees and assist them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success. Stock option grants will also enable the Company to attract and retain the services of executives considered essential to the long-range success of the Company by providing them with a competitive compensation package and an opportunity to become owners of capital stock of the Company. In 1997, stock options were awarded to 12 participants in the Restated Stock-Based Compensation Plan comprised of certain key executives. Awards were based on market survey data on long-term incentive compensation for executives in similar positions and individual performance of each executive.

The Company's policy is that participants receiving awards under the Restated Stock-Based Compensation Plan do not receive awards under the LTIP in the same year.

Executive Stock Ownership Policy. The Company has adopted an Executive Stock Ownership Policy based upon the belief that key executives who can impact shareholder value through their achievements should own significant amounts of HON INDUSTRIES Common Stock. Under this Policy, executives are required to acquire and hold a minimum amount of Common Stock of the Company based on their position and responsibilities. Such Common Stock ownership will align the interests of key executives with shareholder interests and provide a personal benefit from the success of the Company. The exercise of stock options provides one of several means by which key executives can satisfy this Policy.

Chief Executive Officer Compensation. In determining Jack D. Michaels' compensation, the Committee considers the Company's success in meeting its performance goals in the areas of profitability, return on equity, sales growth, financial soundness, member relations, and corporate citizenship, as well as the assessment of the Committee and the Board of Directors of Mr. Michaels' individual performance. The Committee also considers the compensation levels of chief executive officers as shown by reputable independent surveys for organizations of equivalent size in the durable goods manufacturing industry. Overall, profitable sales growth, return on equity, and achievement of related strategic business objectives are the primary measures of the Chief Executive Officer's performance.

In August 1997, Mr. Michaels' base salary was increased from $460,000 to $488,000. This increase reflected the overall performance and growth of the Company since his previous increase in May 1996.

In the 1997 fiscal year, net sales reached $1.36 billion and net income and earnings per share increased 27.7 percent and 28.3 percent, respectively, all of which set new records for the Company. The Company's return on average shareholders equity was 35.3 percent in fiscal 1997.

Under the Bonus Plan, Mr. Michaels received an award of $490,196 in respect of fiscal 1997 compared to an award of $460,000 for fiscal 1996. The higher award for 1997 reflected the record Company earnings and sales, the successful attainment of other strategically important objectives, including achievement of his personal Board-approved objectives, the acquisition of three office furniture companies, and Mr. Michaels' leadership in strategically positioning the Company for profitable growth in the future.

Under the Restated Stock-Based Compensation Plan, Mr. Michaels was granted an award of options to purchase 22,500 shares of Common Stock of the Company at an exercise price of $49.00 per share. These options will vest at the end of four years after the grant date and will expire at the end of ten years after the grant date. This award was based on survey data of chief executive officers' long-term incentive compensation and Mr. Michaels' performance. Mr. Michaels did not receive an award in 1997 under the Long-Term Incentive Compensation Plan.

HUMAN RESOURCES AND COMPENSATION COMMITTEE
Lorne R. Waxlax, Chairperson
W. James Farrell
Richard H. Stanley


Compensation Committee Interlocks and Insider Participation

During fiscal 1997, the Human Resources and Compensation Committee was comprised of Messrs. Waxlax, Farrell, and Stanley, none of whom is a current or former officer of the Company. There are no interlocking board memberships between officers of the Company and any member of the Committee.


PROPOSAL NO. 2 - AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 200,000,000

On February 11, 1998, the Board of Directors adopted, subject to shareholder approval, an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock, par value $1.00 per share ("Common Stock"), from 100,000,000 to 200,000,000 shares. As of the Record Date, the Company had 30,826,307 shares of Common Stock outstanding. Effective as of March 27, 1998, the Company effected a 2-for-1 stock split in the form of a stock dividend which would have increased the number of shares outstanding (as of the Record Date) to 61,652,614. After giving effect to shares reserved for future issuance under the Company's employee benefit plans, approximately 35,919,472 shares of Common Stock are presently available for issuance after giving effect to the stock split. If this amendment is approved by the shareholders, an additional 100,000,000 shares of Common Stock will be available for issuance. No change is proposed for the 1,000,000 presently authorized and unissued shares of Preferred Stock.

The Board believes it is in the best interests of the Company and its shareholders to increase the authorized number of shares of Common Stock. The additional shares will provide an adequate supply of Common Stock for possible future transactions, such as stock dividends or splits, the sale of stock to raise additional capital, acquisitions of other businesses or properties where the use of Common Stock is deemed advantageous, implementation of other employee benefit and stock option plans, and other general purposes. The Company has no present plan to issue the shares of Common Stock proposed to be authorized. The Board would have sole discretion, however, to authorize the issuance of the additional shares of Common Stock from time to time for any corporate purpose without further action by the shareholders, except as required by the Nasdaq Stock Market, Inc. or any other national securities exchange on which the Company's stock may in the future be traded or other applicable laws or regulations.

The Board proposes that Article Fourth, Section 4.01 of the Company's Articles of Incorporation be amended to read as follows:

          "The aggregate number of shares which the Corporation shall have the authority to issue is 201,000,000 shares, consisting of 1,000,000 shares designated as "preferred stock" or "preferred shares," with a par value of $1.00 per share, and 200,000,000 shares designated as "common stock" or "common shares," with a par value of $1.00 per share."

Under the Company's Articles of Incorporation, the affirmative vote of a majority of the total outstanding shares of Common Stock entitled to vote is required for approval of the above-described amendment.


Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 200,000,000. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.



Change in Control Employment Agreements

The Company has entered into change in control employment agreements with corporate officers and certain other key employees. According to the agreements, a change in control occurs when a third person or entity becomes the beneficial owner of 20 percent or more of the Company's Common Stock or more than one-third of the Company's Board of Directors is composed of persons not recommended by at least three-fourths of the incumbent Board of Directors, or upon the occurrence of certain business combinations involving the Company.
Upon a change in control, a two-year employment contract between the Company and each such executive becomes effective, and all his or her benefits become vested under Company plans. In addition, the executive becomes entitled to certain benefits if, at any time within two years of the change in control, any of the following occurs: (i) employment is terminated by the Company for any reason other than cause or disability of the executive, or (ii) employment is terminated by the executive for good reason, as such terms are defined in the agreement. In such circumstances, the executive is entitled to receive his or her annual salary through the date of termination, a bonus equal to the average of the executive's annual bonuses for the prior two years prorated based on the length of employment during the year in which termination occurs, and a severance payment equal to two times the sum of (i) the executive's annual base salary and (ii) the average of the executive's annual bonuses for the prior two years. The executive will also be entitled to a continuation of certain employee benefits for two years, or longer if comparable benefits are not otherwise available to the executive. The executive will be entitled to receive reimbursement for any legal fees and expenses, plus interest thereon, that may be incurred in enforcing or defending his or her employment agreement. All of the executive officers named in the Summary Compensation Table have executed such agreements.

Independent Auditors

Representatives of Arthur Andersen LLP, the Company's independent auditors, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Company dismissed Ernst & Young LLP, its former independent auditors, effective May 14, 1996.

In connection with the audits of the two most recent fiscal years, and during the interim period prior to dismissal, there were no disagreements with the former auditors on any matter or accounting principle or practice, financial statement disclosure, or auditing scope or procedure.

The former auditor's report on the financial statements of the Company for fiscal year 1995 was unqualified.

The Company engaged Arthur Andersen LLP as its new independent public accountants effective with the dismissal of its former accountants. During the Company's two most recent fiscal years and during the interim period prior to the engagement, there were no consultations with the newly engaged accountants with regard to either the application of accounting principles as to any specific transaction, either completed or proposed; the type of audit opinion that would be rendered on the Company's financial statements; or any matter of disagreement with the former accountants.

The Company's Board of Directors approved management's recommendation to change accountants.


           DEADLINE FOR SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

Proposals by shareholders intended to be presented at the 1999 Annual Meeting must be received at the Company's executive offices no later than November 27, 1998, to be included in the proxy statement and proxy form. In addition, any shareholder proposals must comply with the notice and informational requirements contained in the Company's By-laws in order to be presented at the 1999 Annual Meeting.


                                 OTHER MATTERS

The Board of Directors knows of no other matters that will be brought before the Annual Meeting, but, if other matters properly come before the meeting, it is intended that the persons named in the proxy will vote the proxy according to their best judgment.

The entire cost of soliciting proxies for the Annual Meeting is paid by the Company. No solicitation other than by mail is contemplated.

On written request to the undersigned at 414 East Third Street, P.O. Box 1109, Muscatine, IA 52761-7109, the Company will provide, without charge to any shareholder, a copy of its Annual Report on Form 10-K, including financial statements and schedules, filed with the Securities and Exchange Commission for the Company's most recent fiscal year.

Information set forth in this proxy statement is as of March 13, 1998, unless otherwise noted.



James I. Johnson
Vice President, General Counsel and Secretary
March 27, 1998


The Annual Report to Shareholders of the Company for the fiscal year ended January 3, 1998, which includes financial statements, is being mailed to Shareholders of the Company together with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.



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

                              HON INDUSTRIES INC.
    COMMON STOCK PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                         SHAREHOLDERS ON MAY 12, 1998.
The undersigned acknowledges receipt of a Notice of Annual Meeting and Proxy Statement dated March 27, 1998, and appoints Jack D. Michaels and Richard H. Stanley, or either of them, with full power of substitution, as the proxies and attorneys of the undersigned, to vote all shares of common stock, par value $1.00 per share, of HON INDUSTRIES Inc. which the undersigned is entitled to vote at the annual meeting of shareholders of HON INDUSTRIES Inc. to be held at Muscatine, Iowa, on May 12, 1998, at 10:30 a.m. and any adjournment thereof. The proxies are directed to vote as checked on the reverse side on the following matters or otherwise in their discretion.
PROPOSAL NO. 1--ELECTION OF DIRECTORS--NOMINEES: For three-year terms: W.
                                              August Hillenbrand, Jack D.
                                              Michaels, Moe S. Nozari, and
                                              Frank S. Ptak
PROPOSAL NO. 2--AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE
           AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 200,000,000. The Board of Directors knows of no other matters that may properly be, or that are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting or any adjournment thereof, the proxies will vote on such matters in their discretion.
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFICALLY DIRECTED HEREIN. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

                              For   Withheld
                                           For, except vote withheld from the
                                           following nominee(s):
 PROPOSAL NO. 1--ELECTION OF DIRECTORS (SEE REVERSE)
                             [_]    [_]
 PROPOSAL NO. 2--AMENDMENT OF               __________________________
         THE ARTICLES OF
         INCORPORATION TO
         INCREASE THE
         AUTHORIZED SHARES OF
         COMMON
         STOCK FROM 100,000,000 TO 200,000,000
                              For  Against  Withheld
                              [_]    [_]      [_]

PLEASE DATE, SIGN, AND MAIL IN ENCLOSED RETURN ENVELOPE.

                                            Dated _______________________, 1998
                                         --------------------------------------
                                         --------------------------------------
                                         Signature(s) of Shareholder(s)

                                [_] Individual  [_] Corporation  [_] Partnership

                                         [_] Other ____________________________

                                         (Please date this proxy and
                                         sign exactly as your name or
                                         names appear hereon. If you
                                         sign as attorney, executor,
                                         administrator, trustee,
                                         guardian, custodian, or
                                         corporate official, please
                                         give your full title in such
                                         capacity.)